SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                             FORM T-1

                         -----------------


                STATEMENT OF ELIGIBILITY UNDER THE
                 TRUST INDENTURE ACT OF 1939 OF A
             CORPORATION DESIGNATED TO ACT AS TRUSTEE


         Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2) __


                STATE STREET BANK AND TRUST COMPANY
        (Exact name of trustee as specified in its charter)

           Massachusetts                        04-1867445
 (Jurisdiction of Incorporation     (I.R.S. Employer Identification No.)
    or organization if not a
       U.S. national bank)


225 Franklin Street, Boston, Massachusetts                02110
(Address of principal executive offices)                  (Zip Code)

John R. Towers, Esq., Executive Vice President and General Counsel
         225 Franklin Street, Boston, Massachusetts 02110
                          (617) 654-3253
     (Name, address and telephone number of agent for service)

                         -----------------

                        J. Crew Group, Inc.
        (Exact name of obligor as specified in its charter)

             New York                           22-2894486
  (State or other jurisdiction of   (I.R.S. Employer Identification No.)
  incorporation or organization)


                          (770 Broadway)
                      (New York, NY) (10003)





           (13 1/8% Senior Discount Debentures Due 2008)
                  (Title of indenture securities)

                              GENERAL

Item 1.  General Information.

      Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervisory authority to which it is subject.

                Department of Banking and Insurance of The
                Commonwealth of Massachusetts, 100 Cambridge
                Street, Boston, Massachusetts.

      Board of Governors of the Federal Reserve System,
      Washington, D.C., Federal Deposit Insurance Corporation,
      Washington, D.C.

      (b)  Whether it is authorized to exercise corporate trust powers.

                Trustee is authorized to exercise corporate trust powers.


Item 2.  Affiliations with Obligor.

      If the Obligor is an affiliate of the trustee, describe each such affiliation.

                The obligor is not an affiliate of the trustee or its parent, State Street Corporation.

                (See note on page 2.)

Item 3. through Item 15.  Not applicable.

Item 16.  List of Exhibits.

      List below all exhibits filed as part of this statement of eligibility.

      1. A copy of the articles of association of the trustee as now in effect.

                A copy of the Articles of Association of the trustee, as now in effect, is on file with the Securities and Exchange Commission as Exhibit 1 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

      2. A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association.

                A copy of a Statement from the Commissioner of Banks of Massachusetts that no certificate of authority for the trustee to commence business was necessary or issued is on file with the Securities and Exchange

                Commission as Exhibit 2 to Amendment No. 1 to the
                Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

      3. A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (1) or (2), above.

                A copy of the authorization of the trustee to exercise corporate trust powers is on file with the Securities and Exchange Commission as Exhibit 3 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc., (File No. 22-17940) and is incorporated herein by reference thereto.

      4. A copy of the existing by-laws of the trustee, or instruments corresponding thereto.

                A copy of the by-laws of the trustee, as now in effect, is on file with the Securities and Exchange Commission as Exhibit 4 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Eastern Edison Company (File No. 33-37823) and is incorporated herein by reference thereto.

      5. A copy of each indenture referred to in item 4, if the obligor is in default.

                Not applicable.

      6.   The consents of United States institutional trustees required by
           Section 321(b) of the Act.

                The consent of the trustee required by Section
                321(b) of the Act is annexed hereto as Exhibit 6 and made a part hereof.

      7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto a Exhibit 7 and made a part hereof.

                               NOTES

      In answering any item of this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.


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


      The answer furnished to Item 2 of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.

                             SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, State Street Bank and Trust Company, a corporation organized and existing under the laws of The Commonwealth of Massachusetts, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston and The Commonwealth of Massachusetts, on the 15th day of December, 1997.

                                  STATE STREET BANK AND TRUST
                                    COMPANY


                                  By:  /s/ Steven Cimalore
                                    NAME:  Steven Cimalore
                                    TITLE:  Vice President




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



                             EXHIBIT 6

                      CONSENT OF THE TRUSTEE

      Pursuant to the requirements of Section 321(b) of the Trust
Indenture Act of 1939, as amended, in connection with the proposed issuance by J. Crew Group, Inc. of its 13 1/8% Senior
Discount Debentures due 2008 we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                  STATE STREET BANK AND TRUST
                                    COMPANY


                                  By:  /s/ Steven Cimalore
                                    NAME:  Steven Cimalore
                                    TITLE:  Vice President


Dated:

                             EXHIBIT 7

Consolidated Report of Condition of State Street Bank and Trust Company, Massachusetts and foreign and domestic subsidiaries, a state banking institution organized and operating under the banking laws of this commonwealth and a member of the Federal Reserve System, at the close of business March 31, 1997, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act and in accordance with a call made by the Commissioner of Banks under General Laws, Chapter 172, Section 22(a).

ASSETS                                                  Thousands of Dollars

Cash and balances due from depository institutions:
      Noninterest-bearing balances and currency and coin         1,665,142
Interest-bearing balances..............................          8,193,292
Securities.............................................         10,238,113
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge
      subsidiary ......................................          5,853,144
Loans and lease financing receivables:

      Loans and leases, net of unearned income... 4,936,454
      Allowance for loan and lease losses .......    70,307
      Allocated transfer risk reserve ...........         0

      Loans and leases, net of unearned income and allowances    4,866,147
Assets held in trading accounts........................            957,478
Premises and fixed assets..............................            380,117
Other real estate owned................................                884
Investments in unconsolidated subsidiaries.............             25,835
Customer's liability to this bank
on acceptances outstanding ............................             45,548
Intangible assets......................................            158,080
Other assets...........................................          1,066,957
                                                                 ---------
Total assets...........................................         33,450,737
                                                                ==========

LIABILITIES

Deposits:
      In domestic offices..............................          8,270,845

           Noninterest-bearing..........         6,318,360
           Interest-bearing.............         1,952,485

      In foreign offices and Edge subsidiary...........         12,760,086

           Noninterest-bearing..........            53,052
           Interest-bearing.............        12,707,034

Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of
      its Edge subsidiary .............................         8,216,641
Demand notes issued to the U.S. Treasury and
Trading Liabilities ...................................           926,821
Other borrowed money...................................           671,164
Subordinated notes and debentures......................                 0
Bank's liability on acceptances executed and outstanding           46,137
Other liabilities......................................           745,529
Total liabilities......................................        31,637,223
                                                               ----------

EQUITY CAPITAL
Perpetual preferred stock and related surplus..........                 0
Common stock...........................................            29,931
Surplus................................................           360,717
Undivided profits and capital
reserves/Net unrealized holding gains (losses)                  1,426,881
Cumulative foreign currency translation adjustments....           (4,015)
Total equity capital...................................         1,813,514
Total liabilities and equity capital...................        33,450,737
                                                               ==========


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


I, Rex S. Schuette, Senior Vice President and Comptroller of the above named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                  Rex S. Schuette


We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

                                  David A. Spina
                                  Marshall N. Carter
                                  Charles F. Kaye


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